Exhibit 32.2

CERTIFICATION OF CHIEF ACCOUNTING OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Kevin G. Wills, Executive Vice President of Finance and Chief Accounting Officer of Saks Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 1st day of September, 2005.

/s/ Kevin G. Wills
Kevin G. Wills
Executive Vice President of Finance
and Chief Accounting Officer